The Ensign Group Reports Third Quarter 2021 Results;
Increases 2021 Earnings Guidance and Announces formation of a Captive REIT

Conference Call and Webcast scheduled for tomorrow, October 28, 2021 at 10:00 am PT
SAN JUAN CAPISTRANO, California – October 27, 2021 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide post-acute healthcare services and invest in the post-acute care real estate and related businesses, primarily in skilled nursing and senior living operations, announced operating results for the third quarter of 2021, reporting GAAP diluted earnings per share of $0.83 and a record adjusted earnings per share of $0.91(1) for the quarter ended September 30, 2021.

Highlights Include:

▪GAAP diluted earnings per share for the quarter was $0.83, representing an increase of 7.8%, and adjusted diluted earnings per share was $0.91, an increase of 16.7%(1), both over the prior year quarter.

▪Consolidated GAAP revenues and adjusted revenues(1) for the quarter were $668.5 million, both increasing by approximately 11.6% over the prior year quarter.

▪Same store and transitioning managed care census increased by 25.0% and 30.4%, respectively, and managed care revenue improved by 26.4% and 28.3%, respectively, both over the prior year quarter.

▪Same store and transitioning occupancy increased by 280 bps and 440 bps, respectively, over the prior year quarter and increased by 50 bps and 200 bps, respectively, sequentially over the second quarter.

▪Same store and transitioning skilled days increased by 12.7% over the prior year quarter and 4.8% sequentially over the second quarter.

▪Total skilled services(2) segment income increased by 11.4% compared to prior year quarter to $94.4 million.

▪Real estate(2) segment income was $8.9 million for the quarter, an increase of 5.1% over the prior year quarter and FFO was $13.8 million for the quarter, an increase of 6.5% over the prior year quarter.

▪GAAP net income was $47.3 million for the quarter, an increase of 9.8% over the prior year quarter. Adjusted net income for the quarter $51.8 million, an increase of 18.6%(1) over the prior year quarter.

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2) Our Skilled Services and Real Estate Segments are defined and outlined in Note 7 on Form 10-Q.

Operating Results

“We are pleased to announce another record quarter in spite of the continued challenges related to the pandemic and the disruption in the labor markets. Even while the COVID-19 delta variant peaked during the quarter, our local teams again demonstrated incredible agility and responsiveness to the evolving landscape. Remarkably, in the face of these unprecedented challenges, we saw occupancies continue to improve and skilled revenue and managed care revenues increase throughout the quarter. We were particularly pleased that we achieved sequential growth in occupancy for the fourth consecutive quarter and managed care census has grown sequentially five quarters in a row. From the low point of our pandemic period census, which we hit in December of 2020, our same store and transitioning operations have already improved census by over 51%. As always, these outstanding quarterly results are made possible by the heroic efforts of our local operators and caregivers,” said Ensign’s Chief Executive Officer Barry Port.

Port continued, “While we are excited about our accomplishments this quarter, we know we can do so much better and are excited about the enormous potential within our portfolio as we return to and exceed pre-COVID census levels. To that end, we expect to see some continued improvement in the fourth quarter and are increasing our annual 2021 earnings guidance to between $3.60 and $3.68 per diluted share, up from the previous guidance of $3.55 to $3.67 per diluted share, and are affirming our previous annual revenue guidance of $2.62 billion to $2.69 billion. The new midpoint of this 2021 earnings guidance represents an increase of 16.3% over our 2020 results and is 104.5% higher than our 2019 results. When we consider the current health of our organization, combined with our culture and proven local leadership strategy, we are confident that we are well-positioned not only to continue our positive operational momentum, but to accelerate our growth,” Port added.

The Company also announced that on October 21, 2021 the Board of Directors (the “Board”) approved the formation of a new captive REIT that will enable the Company to build upon an established real estate investment platform with high quality assets and a proven track record for growth. Chad Keetch, Ensign’s Chief Investment Officer and Executive Vice President said, “We couldn’t be more excited to finally announce the creation of this new captive REIT strategy, particularly at a time where we have demonstrated consistent operational strength. After considering many different structures and alternatives, forming and growing our own REIT was by far the best solution to help us realize our many goals in post-acute care. Through the years, Ensign’s entrepreneurial culture has generated enormous value for all of our stakeholders. While our real estate strategy has always been an important part of our DNA, we believe this new organizational structure allows us to take the next step with our already thriving real estate business, opening up pathways to growth that we have not previously pursued. We can’t wait to combine our collective real estate investing experience that we have gained over decades of buying and leasing healthcare real estate to pursue investments that we have not considered in the past, including buying and leasing to third party operators, expanding into new states, partnering with other real estate buyers and offering tax-efficient structures to real estate sellers.”

Further explaining the Company’s rationale for selecting the captive REIT structure, Keetch added, “There are many benefits to our stakeholders in this new organizational structure. A captive REIT provides us with additional acquisition opportunities, gives us more flexibility in the use and access to capital and enables our collective acquisition team, which consists of hundreds of CEO-caliber operational leaders in the field, to strategically focus on value creation through real estate investing. By keeping the REIT in-house, we will not trigger significant capital gains tax that would come with a sale or a spin off. In addition, we are able to efficiently use the resources and the team we already have in place, who are already doing all of the real estate due diligence, without the extra expense related to creating a separate public entity. Also, unlike a transaction that involves a one-time benefit to our stakeholders, the captive REIT and the accompanying periodic valuations that we expect to include in our disclosures, will shine a brighter light on the enormous value we have created and will continue to create in these and future assets. Lastly, with the help of our strategic advisors, this structure fully preserves the option to do a spin-out or other transaction in the future without duplicating efforts. But most of all, by keeping our real estate company in-house, we can ensure that we will retain the cultural connection between the real estate business and the most important part of our business, which is the care and service that occur on a daily basis. We are and always will be operators first and the health of each operation will be paramount in every deal we consider.”

Mr. Keetch indicated that the Company has made significant progress in finalizing the captive REIT and that management expects to form the REIT sometime in the first quarter of next year. He added, “As with any REIT, there are many tax and other legal and accounting steps that we are working through, but this process has been underway for many months and we are confident that we will have more detailed information for you next quarter.”

Speaking to the Company’s financial health, Chief Financial Officer, Suzanne Snapper also reported that the company’s liquidity remains strong with approximately $304.6 million of cash on hand and $343.5 million of available capacity under its line-of-credit, which also has a built-in expansion option, both as of September 30, 2021. Ms. Snapper also emphasized that the results for the quarter do not include any benefit related to CARES Act Provider Relief Funds. The Company continued to return all of the provider relief funds it received from the Government. She also noted that the Company has 95 owned assets, 72 of which are unlevered and add additional liquidity.

Ms. Snapper also indicated that, “Management’s guidance is based on diluted weighted average common shares outstanding of approximately 57.4 million and a 25% tax rate. In addition, the guidance assumes, among other things, normalized health insurance costs, normal anticipated Medicare and Medicaid reimbursement rate increases, net of provider taxes, and recovery of the COVID-19 pandemic. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, and share-based compensation.”

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR, adjusted EBITDA, FFO for our real estate segment as well as a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 which is expected to be filed with the SEC today and can be viewed on the company’s website at http://www.ensigngroup.net.

Growth and Real Estate Highlights

The Company’s affiliates continued their acquisition growth efforts in some of its most mature markets during the quarter. “We are very excited about the five new operations we added during the quarter and since and look forward to seeing them contribute to the success of their clusters and their markets as they implement proven Ensign operational and clinical principles. With these additions, we’ve now added 17 operations to our organization during the year. This growth should illustrate our confidence in our ability to continue to perform both in the short run and, most importantly, over the long run. We have been extra diligent to ensure that each new addition had the full support of a healthy market, a proven leadership plan and a clear pathway to strong clinical and financial performance,” Keetch said.

The recent acquisitions include the following skilled nursing operations:

▪Sedona Trace Health and Wellness Center, a 119-bed skilled nursing facility located in Austin, Texas;

▪Cedar Pointe Health and Wellness Center, a 122-bed skilled nursing facility located in Cedar Park, Texas;

▪River Pointe of Trinity Healthcare and Rehabilitation Center, a 98-bed skilled nursing facility located in Trinity, Texas;

▪Park Village Healthcare and Rehabilitation, a 150-bed skilled nursing facility located in De Soto, Texas; and

▪Skyline Transitional Care Center, a 80-bed skilled nursing facility located in Boise, Idaho.

These additions bring Ensign's growing portfolio to 245 healthcare operations, 22 of which also include senior living operations, across thirteen states. Ensign now owns 95 real estate assets, 65 of which it operates. Keetch also noted that the pipeline for Ensign’s typical turnaround opportunities is strong and improving. “We have several deals that we expect to close yet this year and also expect some additional opportunities that could happen later in the year or early next year. We have a lot of capacity to grow, including from a leadership and a capital perspective, but will always make sure we stay true to our principles of disciplined growth,” he added.

The Company continues to provide additional disclosure on its real estate segment, which is comprised of properties owned by the Company and leased to affiliated skilled nursing and senior living operations and 31 senior living operations that are leased to The Pennant Group, Inc. Snapper noted that each of these properties are subject to triple-net, long-term leases and generated rental revenue of $16.3 million for the quarter, of which $12.3 million was derived from Ensign affiliated operations. Also, for the third quarter of 2021 Ensign reported $13.8 million in FFO, which represents an increase of 6.5% over the prior year quarter of $13.0 million.

Also, during the quarter, the company paid a quarterly cash dividend of $0.0525 per share of Ensign common stock. Snapper noted that the company’s liquidity remains strong and that the Company plans to continue its track record of paying dividends into the future.

Conference Call

A live webcast will be held Thursday, October 28, 2021 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s first quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, November 26, 2021.

About Ensign™

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 245 healthcare facilities in Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Texas, Utah, Washington and Wisconsin. As part of its investment strategy, the Company also acquire, lease and own healthcare real estate to service the post-acute care continuum through acquisition and investment opportunities in healthcare properties. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, non-emergency transportation services and other consulting services also across several states. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, our business and operations for 2021 continue to be impacted by the COVID-19 pandemic. Because of the unprecedented nature of the pandemic, we are unable to predict the full extent and duration of the financial impact of COVID-19 on our business, financial condition and results of operations. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2021	2020	2021	2020

Revenue:
Service revenue	$664,597	$595,341	$1,922,482	$1,762,371
Rental revenue	3,933	3,914	11,837	11,196
Total revenue	$668,530	$599,255	$1,934,319	$1,773,567
Expense:
Cost of services	514,106	465,108	1,484,816	1,371,378
Rent—cost of services	35,623	32,504	103,534	97,318
General and administrative expense	38,554	32,817	109,735	96,493
Depreciation and amortization	13,929	13,757	41,383	41,082
Total expenses	602,212	544,186	1,739,468	1,606,271
Income from operations	66,318	55,069	194,851	167,296
Other income (expense):
Interest expense	(1,709)	(1,740)	(4,984)	(7,698)
Other income (expense), net	248	850	2,117	2,630
Other expense, net	(1,461)	(890)	(2,867)	(5,068)
Income before provision for income taxes	64,857	54,179	191,984	162,228
Provision for income taxes	16,513	10,866	43,220	37,026
Net income	48,344	43,313	148,764	125,202
Less: net income attributable to noncontrolling interests	1,063	253	2,852	1,045
Net income attributable to The Ensign Group, Inc.	$47,281	$43,060	$145,912	$124,157

Net income per share attributable to The Ensign Group, Inc.:
Basic	$0.87	$0.81	$2.68	$2.33
Diluted	$0.83	$0.77	$2.56	$2.23
Weighted average common shares outstanding:
Basic	54,627	53,328	54,430	53,299
Diluted	56,971	55,713	56,954	55,585

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020

	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$304,620	$236,562
Accounts receivable—less allowance for doubtful accounts of $11,267 and $8,718 at September 30, 2021 and December 31, 2020, respectively	313,858	305,062
Investments—current	12,844	13,449
Prepaid income taxes	4,136	1,224
Prepaid expenses and other current assets	32,660	26,659
Total current assets	668,118	582,956
Property and equipment, net	791,247	778,244
Right-of-use assets	1,175,685	1,025,510
Insurance subsidiary deposits and investments	35,180	32,105
Escrow deposits	—	100
Deferred tax assets	31,966	32,424
Restricted and other assets	44,382	33,155
Intangible assets, net	2,711	2,899
Goodwill	60,469	54,469
Other indefinite-lived intangibles	3,621	3,716
Total assets	$2,813,379	$2,545,578
Liabilities and equity
Current liabilities:
Accounts payable	$57,206	$50,901
Accrued wages and related liabilities	246,106	236,614
Lease liabilities—current	52,050	48,187
Accrued self-insurance liabilities—current	38,730	34,396
Advance payment liabilities	—	102,023
Other accrued liabilities	85,469	87,318
Current maturities of long-term debt	3,548	2,960
Total current liabilities	483,109	562,399
Long-term debt—less current maturities	140,680	112,544
Long-term lease liabilities—less current portion	1,093,176	950,320
Accrued self-insurance liabilities—less current portion	68,299	62,402
Other long-term liabilities	48,821	39,686
Total equity	979,294	818,227
Total liabilities and equity	$2,813,379	$2,545,578

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Nine Months Ended September 30,
	2021	2020

	(In thousands)
Net cash provided by/(used in):
Operating activities	$204,489	$282,161
Investing activities	(57,869)	(48,485)
Financing activities	(78,562)	(117,471)
Net increase in cash and cash equivalents	68,058	116,205
Cash and cash equivalents beginning of period	236,562	59,175
Cash and cash equivalents at end of period	$304,620	$175,380

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income attributable to The Ensign Group, Inc.	$47,281	$43,060	$145,912	$124,157
Non-GAAP adjustments
Stock-based compensation expense(a)	5,082	4,173	13,769	10,936
Results related to operations not at full capacity(b)	—	159	657	852
Acquisition related costs(c)	145	20	333	104
Depreciation and amortization - patient base(d)	15	7	42	240
General and administrative -costs incurred related to real estate due diligence	287	—	458	—
General and administrative - costs incurred related to new systems implementation	41	—	117	—
Cost of services - gain on sale of assets	—	—	(540)	—
Provision for income taxes on Non-GAAP adjustments(e)	(1,095)	(3,769)	(8,485)	(6,564)
Non-GAAP income	$51,756	$43,650	$152,263	$129,725

Average number of diluted shares outstanding	56,971	55,713	56,954	55,585

Diluted Earnings Per Share
Net income	$0.83	$0.77	$2.56	$2.23

Adjusted Diluted Earnings Per Share
Net Income	$0.91	$0.78	$2.67	$2.33

Footnotes:
(a) Represents stock-based compensation expense incurred.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of services	$3,211	$2,972	$8,582	$7,409
General and administrative	1,871	1,201	5,187	3,527
Total Non-GAAP adjustment	$5,082	$4,173	$13,769	$10,936

(b) Represents results to operations not at full capacity
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$—	$(877)	$(456)	$(2,141)
Cost of services	—	958	1,040	2,761
Rent	—	25	38	72
Depreciation and amortization	—	53	35	160
Total Non-GAAP adjustment	$—	$159	$657	$852

(c) Represents costs incurred to acquire an operation which are not capitalizable.
(d) Included in depreciation and amortization are expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(e) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0% for the three and nine months ended September 30, 2021 and 2020.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Consolidated Statements of Income Data:
Net income	$48,344	$43,313	$148,764	$125,202
Less: net income attributable to noncontrolling interests	1,063	253	2,852	1,045
Add: Interest expense, net	1,461	890	2,867	5,068
Provision for income taxes	16,513	10,866	43,220	37,026
Depreciation and amortization	13,929	13,757	41,383	41,082
EBITDA	$79,184	$68,573	$233,382	$207,333
Adjustments to EBITDA:
Stock-based compensation expense	5,082	4,173	13,769	10,936
Results related to operations not at full capacity(a)	—	81	584	620
Gain on sale on assets	—	—	(540)	—
Costs incurred related to real estate due diligence	287	—	458	—
Acquisition related costs(b)	145	20	333	104
Costs incurred related to new systems implementation	41	—	117	—
Rent related to items above	—	25	38	72
Adjusted EBITDA	$84,739	$72,872	$248,141	$219,065
Rent—cost of services	35,623	32,504	103,534	97,318
Less: rent related to items above	—	(25)	(38)	(72)
Adjusted rent	35,623	32,479	103,496	97,246
Adjusted EBITDAR	$120,362		$351,637

(a)    Represents results of operations not at full capacity during the period presented.
(b)    Costs incurred to acquire operations which are not capitalizable.

THE ENSIGN GROUP, INC.
UNAUDITED SELECT PERFORMANCE INDICATORS

The following tables summarize our selected performance indicators for our skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended September 30,
	2021	2020	Change	% Change

Total Facility Results:	(Dollars in thousands)
Skilled services revenue	$642,075	$570,282	$71,793	12.6%
Number of facilities at period end	211	195	16	8.2%
Number of campuses at period end*	22	22	—	—%
Actual patient days	1,665,967	1,495,285	170,682	11.4%
Occupancy percentage — Operational beds	73.5%	70.7%		2.8%
Skilled mix by nursing days	30.5%	32.8%		(2.3)%
Skilled mix by nursing revenue	50.7%	53.9%		(3.2)%

	Three Months Ended September 30,
	2021	2020	Change	% Change

Same Facility Results(1):	(Dollars in thousands)
Skilled services revenue	$504,408	$477,534	$26,874	5.6%
Number of facilities at period end	165	165	—	—%
Number of campuses at period end*	15	15	—	—%
Actual patient days	1,286,623	1,237,406	49,217	4.0%
Occupancy percentage — Operational beds	74.4%	71.6%		2.8%
Skilled mix by nursing days	32.3%	34.0%		(1.7)%
Skilled mix by nursing revenue	52.8%	55.2%		(2.4)%

	Three Months Ended September 30,
	2021	2020	Change	% Change

Transitioning Facility Results(2):	(Dollars in thousands)
Skilled services revenue	$94,443	$86,013	$8,430	9.8%
Number of facilities at period end	27	27	—	—%
Number of campuses at period end*	6	6	—	—%
Actual patient days	253,790	237,067	16,723	7.1%
Occupancy percentage — Operational beds	70.4%	66.0%		4.4%
Skilled mix by nursing days	26.8%	28.1%		(1.3)%
Skilled mix by nursing revenue	46.0%	48.8%		(2.8)%

	Three Months Ended September 30,
	2021	2020	Change	% Change

Recently Acquired Facility Results(3):	(Dollars in thousands)
Skilled services revenue	$43,224	$6,735	$36,489	NM
Number of facilities at period end	19	3	16	NM
Number of campuses at period end*	1	1	—	NM
Actual patient days	125,554	20,812	104,742	NM
Occupancy percentage — Operational beds	70.5%	79.6%		NM
Skilled mix by nursing days	19.4%	14.2%		NM
Skilled mix by nursing revenue	36.4%	24.5%		NM
* Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment. In the first half of 2021, we converted two campuses into two skilled nursing facilities.
(1)Same Facility results represent all facilities purchased prior to January 1, 2018.
(2)Transitioning Facility results represent all facilities purchased from January 1, 2018 to December 31, 2019.
(3)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2020.

	Nine Months Ended September 30,
	2021	2020	Change	% Change

Total Facility Results:	(Dollars in thousands)
Skilled services revenue	$1,855,993	$1,685,263	$170,730	10.1%
Number of facilities at period end	211	195	16	8.2%
Number of campuses at period end*	22	22	—	—%
Actual patient days	4,775,274	4,668,961	106,313	2.3%
Occupancy percentage — Operational beds	72.5%	74.5%		(2.0)%
Skilled mix by nursing days	31.8%	30.6%		1.2%
Skilled mix by nursing revenue	52.5%	51.8%		0.7%

	Nine Months Ended September 30,
	2021	2020	Change	% Change

Same Facility Results(1):	(Dollars in thousands)
Skilled services revenue	$1,488,708	$1,422,453	$66,255	4.7%
Number of facilities at period end	165	165	—	—%
Number of campuses at period end*	15	15	—	—%
Actual patient days	3,770,536	3,871,433	(100,897)	(2.6)%
Occupancy percentage — Operational beds	73.5%	75.3%		(1.8)%
Skilled mix by nursing days	33.3%	32.0%		1.3%
Skilled mix by nursing revenue	54.2%	53.4%		0.8%

	Nine Months Ended September 30,
	2021	2020	Change	% Change

Transitioning Facility Results(2):	(Dollars in thousands)
Skilled services revenue	$272,085	$248,396	$23,689	9.5%
Number of facilities at period end	27	27	—	—%
Number of campuses at period end*	6	6	—	—%
Actual patient days	733,034	751,396	(18,362)	(2.4)%
Occupancy percentage — Operational beds	68.6%	70.5%		(1.9)%
Skilled mix by nursing days	28.0%	24.1%		3.9%
Skilled mix by nursing revenue	47.8%	44.1%		3.7%

	Nine Months Ended September 30,
	2021	2020	Change	% Change

Recently Acquired Facility Results(3):	(Dollars in thousands)
Skilled services revenue	$95,200	$14,414	$80,786	NM
Number of facilities at period end	19	3	16	NM
Number of campuses at period end*	1	1	—	NM
Actual patient days	271,704	46,132	225,572	NM
Occupancy percentage — Operational beds	69.0%	77.1%		NM
Skilled mix by nursing days	21.3%	15.5%		NM
Skilled mix by nursing revenue	39.4%	27.7%		NM
* Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment. In the first half of 2021, we converted two campuses into two skilled nursing facilities.
(1)Same Facility results represent all facilities purchased prior to January 1, 2018.
(2)Transitioning Facility results represent all facilities purchased from January 1, 2018 to December 31, 2019.
(3)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2020.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR
(Unaudited)

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate(1):

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Skilled Nursing Average Daily Revenue Rates:
Medicare	$683.28	$660.07	$677.33	$642.45	$657.89	$559.70	$680.85	$656.43
Managed care	500.25	494.95	479.61	487.57	492.63	458.30	497.19	493.78
Other skilled	540.57	543.90	441.12	376.85	518.53	294.75	530.24	535.22
Total skilled revenue	580.08	585.40	565.62	577.31	583.50	512.69	578.30	583.86
Medicaid	249.83	246.20	245.33	240.22	244.79	266.08	248.66	245.54
Private and other payors	237.38	233.90	230.02	220.45	247.76	244.88	237.00	231.77
Total skilled nursing revenue	$355.26	$360.22	$329.50	$332.75	$310.74	$297.96	$347.98	$354.99
(1) These rates exclude additional Federal Medical Assistance Percentage (FMAP) we recognized and include sequestration reversal of 2%.

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Skilled Nursing Average Daily Revenue Rates:
Medicare	$687.73	$663.07	$676.05	$637.77	$683.72	$554.63	$685.78	$658.38
Managed care	503.74	488.29	480.30	466.78	462.47	427.07	499.44	485.33
Other skilled	542.82	535.05	422.31	352.17	514.89	294.75	531.21	526.54
Total skilled revenue	586.70	577.62	567.57	559.42	588.80	515.22	584.19	574.99
Medicaid	249.95	237.63	241.93	226.81	243.23	250.04	248.20	235.88
Private and other payors	237.82	233.47	235.69	218.56	250.98	237.08	238.26	230.81
Total skilled nursing revenue	$361.04	$345.88	$332.56	$306.08	$317.48	$289.04	$354.19	$338.91
(1) These rates exclude additional Federal Medical Assistance Percentage (FMAP) we recognized and include sequestration reversal of 2%.

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Percentage of Skilled Nursing Revenue:
Medicare	24.6%	31.0%	25.3%	33.5%	21.4%	17.5%	24.5%	31.2%
Managed care	19.2	15.6	16.4	13.6	9.1	5.9	18.1	15.2
Other skilled	9.0	8.6	4.3	1.7	5.9	1.1	8.1	7.5
Skilled mix	52.8	55.2	46.0	48.8	36.4	24.5	50.7	53.9
Private and other payors	7.0	6.9	7.7	7.9	8.6	12.2	7.2	7.1
Medicaid	40.2	37.9	46.3	43.3	55.0	63.3	42.1	39.0
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Percentage of Skilled Nursing Days:
Medicare	12.8%	16.9%	12.3%	17.4%	10.1%	9.3%	12.5%	16.9%
Managed care	13.6	11.3	11.3	9.3	5.8	3.8	12.7	10.9
Other skilled	5.9	5.8	3.2	1.4	3.5	1.1	5.3	5.0
Skilled mix	32.3	34.0	26.8	28.1	19.4	14.2	30.5	32.8
Private and other payors	10.5	10.5	11.1	11.9	10.8	14.9	10.6	10.8
Medicaid	57.2	55.5	62.1	60.0	69.8	70.9	58.9	56.4
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Percentage of Skilled Nursing Revenue:
Medicare	26.3%	28.5%	27.2%	29.1%	23.9%	21.6%	26.3%	28.6%
Managed care	19.2	16.5	17.0	13.5	8.4	5.7	18.4	15.9
Other skilled	8.7	8.4	3.6	1.5	7.1	0.4	7.8	7.3
Skilled mix	54.2	53.4	47.8	44.1	39.4	27.7	52.5	51.8
Private and other payors	6.6	7.3	7.6	9.1	8.3	14.1	6.8	7.7
Medicaid	39.2	39.3	44.6	46.8	52.3	58.2	40.7	40.5
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Percentage of Skilled Nursing Days:
Medicare	13.8%	14.9%	13.4%	14.0%	11.1%	11.2%	13.6%	14.7%
Managed care	13.8	11.7	11.8	8.9	5.8	3.8	13.0	11.1
Other skilled	5.7	5.4	2.8	1.2	4.4	0.5	5.2	4.8
Skilled mix	33.3	32.0	28.0	24.1	21.3	15.5	31.8	30.6
Private and other payors	10.0	10.8	10.6	12.7	10.4	17.2	10.1	11.1
Medicaid	56.7	57.2	61.4	63.2	68.3	67.3	58.1	58.3
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY SEGMENT
(In thousands)

Skilled Services

The table below reconciles net income to EBITDA and Adjusted EBITDA for the skilled services reportable segment for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Statements of Income Data:
Segment income(a)	$94,429	$84,747	$273,370	$243,640
Depreciation and amortization	7,715	7,094	22,893	21,247
EBITDA	$102,144	$91,841	$296,263	$264,887
Adjustments to EBITDA:
Stock-based compensation expense	3,102	2,829	8,299	7,044
Adjusted EBITDA	$105,246	$94,670	$304,562	$271,931

(a)    Segment income reflects profits or loss from operations before provision for income taxes, excluding gain or loss from sale of real estate, insurance recoveries and impairment charges from operations. General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.

Real Estate
The following table sets forth details of operating results for our revenue and earnings, and their respective components, by our real estate segment for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Rental revenue generated from third-party tenants	$3,933	$3,914	$11,837	$11,196
Rental revenue generated from Ensign affiliated operations	12,338	11,622	36,344	34,293
Total rental revenue	16,271	15,536	48,181	45,489
Segment income(a)	8,910	8,474	26,622	22,593
Depreciation and amortization	4,936	4,522	14,413	13,624
FFO(b)	$13,846	$12,996	$41,035	$36,217

(a) Segment income reflects profits or loss from operations before provision for income taxes, excluding gain or loss from sale of real estate, insurance recoveries and impairment charges from operations. General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairment of depreciable real estate assets and including depreciation and amortization related to real estate to earnings.
THE ENSIGN GROUP, INC.
UNAUDITED REVENUE BY PAYOR SOURCE

The following table sets forth our service revenue by payor source and as a percentage of total service revenue for the periods indicated:

	Three Months Ended September 30,
	2021		2020
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$267,008	40.2%	$222,192	37.3%
Medicare	176,660	26.6	189,237	31.8
Medicaid — skilled	45,308	6.8	38,232	6.4
Total Medicaid and Medicare	488,976	73.6	449,661	75.5
Managed care	114,917	17.3	87,648	14.7
Private and other(2)	60,704	9.1	58,032	9.8
Service revenue	$664,597	100.0%	$595,341	100.0%
(1) Medicaid payor includes revenue for senior living operations and revenue related to FMAP for the three months ended September 30, 2021 and 2020.
(2) Private and other payors also includes revenue from all payors generated in other ancillary services for the three months ended September 30, 2021 and 2020.

	Nine Months Ended September 30,
	2021		2020
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$749,821	39.0%	$672,506	38.2%
Medicare	536,971	27.9	519,865	29.5
Medicaid — skilled	128,041	6.7	110,626	6.3
Total Medicaid and Medicare	1,414,833	73.6	1,302,997	74.0
Managed care	336,225	17.5	271,993	15.4
Private and other(2)	171,424	8.9	187,381	10.6
Service revenue	$1,922,482	100.0%	$1,762,371	100.0%
(1) Medicaid payor includes revenue for senior living operations and revenue related to FMAP for the nine months ended September 30, 2021 and 2020.
(2) Private and other payors also includes revenue from all payors generated in other ancillary services for the nine months ended September 30, 2021 and 2020.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) stock-based compensation expense; (e) results of operations not at full capacity, excluding depreciation, interest and income taxes, (f) acquisition related costs, (g) gain on sale of assets, (h) costs incurred related to real estate due diligence and (i) costs incurred related to new systems implementation. Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) stock-based compensation expense; (f) results of operations not at full capacity, excluding rent, depreciation, interest and income taxes, (g) acquisition related costs, (h) gain on sale of assets, (i) costs incurred related to real estate due diligence and (j) costs incurred related to new systems implementation. Funds from Operations (FFO) for our real estate segment consists of segment income, excluding gains or losses from sales of real estate, insurance recoveries related to real estate and impairment of depreciable real estate assets and including depreciation and amortization related to real estate to earnings. The company believes that the presentation of EBITDA, adjusted EBITDA, FFO, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The company believes disclosure of adjusted net income, adjusted net income per share, FFO, EBITDA, adjusted EBITDA and adjusted EBITDAR has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.